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                                                                    EXHIBIT 21-1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                Jurisdiction in
Name                                                            which organized
- ----                                                            ---------------

Navigators Insurance Company                                           New York
NIC Insurance Company                                                  New York
Somerset Marine, Inc.                                                  New York
Somerset of Georgia, Inc.                                               Georgia
Somerset Insurance Services of Texas, Inc.                                Texas
 (doing business as Somerset Aviation, Inc.)
Somerset Insurance Services of California, Inc.                      California
Somerset Insurance Services of Washington, Inc.                      Washington
Somerset Property, Inc.                                                New York
Somerset Re Management, Inc.                                           Delaware
Navigators Management Corporation                                      New York
Somerset Casualty Agency, Inc.                                         New York
Somerset Marine Aviation Property Managers, Inc.                     New Jersey